UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2011 (February 18, 2011)

CPG INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	333-134089	20-2779385
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

801 Corey Street, Scranton, PA	18505
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (570) 558-8000

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.  Entry into a Material Definitive Agreement.

Revolving Credit Facility, Term Loan Agreement and Intercreditor Agreement

On February 18, 2011, CPG International Inc. (the “Company”) and certain of its subsidiaries entered into (i) a senior secured revolving credit facility by and among Scranton Products Inc. (“Scranton”), AZEK Building Products, Inc. (“AZEK”) and Procell Decking Inc. (“Procell”), as borrowers, the Company, CPG International I Inc. (“CPG I”), Santana Products Inc. (“Santana”), CPG Sub I Corporation (“CPG Sub”), Vycom Corp. (“Vycom”) and Sanatec Sub I Corporation (“Sanatec”), as guarantors, Credit Suisse AG, Cayman Islands Branch (“Credit Suisse AG”), as administrative agent, Wells Fargo Capital Finance, LLC (“Wells Fargo Capital”), as collateral agent, and the lenders from time to time party thereto (the “Revolving Credit Facility”), (ii) a senior secured term loan agreement by and among CPG I, Scranton, AZEK and Procell, as borrowers, the Company, Santana, CPG Sub, Vycom and Sanatec, as guarantors, Credit Suisse AG, as administrative agent and collateral agent, and the lenders from time to time party thereto (the “Term Loan Agreement”) and (iii) an intercreditor agreement by and among the respective borrowers and guarantors under the Revolving Credit Facility and the Term Loan Agreement, Wells Fargo Capital, as the ABL agent thereunder, and Credit Suisse AG, as the term loan agent and control agent thereunder (the “Intercreditor Agreement”).

Revolving Credit Facility

The Revolving Credit Facility matures on February 18, 2016 and provides for maximum aggregate borrowings of up to $65.0 million. The borrowers under the Revolving Credit Facility are AZEK, Procell and Scranton (AZEK and Procell on one hand and Scranton on the other hand, each a “group”). The borrowing capacity available to each group is limited by a borrowing base. For each group, the borrowing base is limited to a percentage of eligible accounts receivable and inventory, less reserves that may be established by the administrative agent in the exercise of its reasonable business judgment. As of February 14, 2011, the available borrowing base was approximately $60.2 million.

The Revolving Credit Facility provides for interest on outstanding principal thereunder at a fluctuating rate, at the borrower’s option, at (i) the base rate (prime rate) plus a spread of 1.25% to 1.75%, or (ii) adjusted LIBOR plus a spread of 2.25% to 2.75% or (iii) a combination thereof.

The obligations under the Revolving Credit Facility are secured by substantially all of the present and future assets of the borrowers and guarantors including equity interests of their domestic subsidiaries and 65% of the equity interests of their first-tier foreign subsidiaries, subject to certain exceptions. The obligations under the Revolving Credit Facility are guaranteed by the Company and its wholly owned domestic subsidiaries other than certain immaterial subsidiaries.

The Revolving Credit Facility contains negative covenants that limit the ability of the Company and its subsidiaries to, among other things:

•	incur additional indebtedness or issue guarantees;
•	grant liens;
•
make fundamental changes in the business, corporate structure or capital structure of the Company and its subsidiaries, including, among other things, entering into mergers, acquisitions and other business combinations;

•	make loans and investments;
•	enter into sale and leaseback transactions;
•	enter into transactions with affiliates;
•	modify or waive certain material agreements in a manner that is adverse in any material respect to the lenders; and
•	prepay or repurchase indebtedness.

These covenants under the Revolving Credit Facility are subject to qualifications and exceptions, including without limitation the ability of the Company and its subsidiaries to generally make acquisitions, incur and prepay indebtedness and pay dividends so long as the average excess availability under the Revolving Credit Facility is at least $10.0 million and the pro forma fixed charge coverage ratio of the Company and its subsidiaries is not less than 1.0 to 1.0.

The Revolving Credit Facility also includes a financial covenant that requires the Company to maintain, when the average excess availability falls below $7.5 million, a minimum fixed charge coverage ratio (generally defined as the ratio of (a) the amount of (i) the consolidated EBITDA of the Company and its subsidiaries for the 12-month period ended prior to the relevant month end, less (ii) capital expenditures made during such period, less (iii) cash taxes paid during such period, and less (iv) cash dividend and equity redemption payments to (b) the sum of all cash interest expense and certain regularly scheduled prepayments of debt made during such period) equal to at least 1.0 to 1.0, for each month until such time as the average excess availability over 90 days or 120 days (as applicable) exceeds $7.5 million.

In addition, if the average excess availability falls below $7.5 million for three consecutive business days or if an event of default exists under the Revolving Credit Facility, then the administrative agent will have the right to sweep all cash in certain accounts of the Company and its subsidiaries into an agent payment account under the agent’s full dominion and control.

The Revolving Credit Facility contains events of default that are customary for financings of this type, subject to certain exceptions, including those related to:

•	default in payment of principal and interest;
•	materially incorrect representations or warranties;
•	default in observance or performance of affirmative or negative covenants;
•	cross default in the payment of specified other indebtedness;
•	specified events of bankruptcy;
•	specified ERISA events;
•	specified judgments or decrees;
•	any assignment for the benefit of creditors or notice of a bulk transfer;
•	failure of the applicable financing documents or any material provisions hereof, the guarantees, security documents or any related documents to be enforceable and in full force and effect;
•	certain subordinated indebtedness failing to be validly subordinated; and
•	certain change of control events.

If an event of default under the Revolving Credit Facility occurs, the administrative agent acting at the direction of required lenders may, among other things, declare the principal amount of all obligations under the Revolving Credit Facility immediately due and payable (and all such obligations automatically become due and payable in the case of certain events of bankruptcy or insolvency) and take other actions permitted to be taken by a secured creditor.

Term Loan Agreement

The Term Loan Agreement provides for a term loan of $285 million, which was drawn on February 18, 2011 in order to fund: (a) the repayment of the amounts outstanding under certain existing credit agreements of the Company and its subsidiaries, (b) the redemption and/or repurchase of certain existing notes issued by CPG I, (c) costs, expenses and fees in connection with the preparation, negotiation and execution of the refinancing transactions and (d) working capital and other general corporate needs of the Company and its subsidiaries. CPG I, AZEK, Procell and Scranton are the borrowers under the Term Loan Agreement.

The Term Loan Agreement provides for interest on outstanding principal thereunder at a fluctuating rate, at the borrower’s option, at (i) the base rate (prime rate) plus a spread of 3.50% or (ii) adjusted LIBOR plus a spread of 4.50%, subject to a LIBOR floor of 1.50% or (iii) a combination thereof.

The obligations under the Term Loan Agreement are secured by substantially all of the present and future assets of the borrowers and guarantors including equity interests of their domestic subsidiaries and 65% of the equity interests of their first-tier foreign subsidiaries, subject to certain exceptions. The obligations under the Term Loan Agreement are guaranteed by the Company and its wholly owned domestic subsidiaries other than certain immaterial subsidiaries.

The Term Loan Agreement requires mandatory prepayments of the term loans thereunder from certain debt issuances, a percentage of certain equity issuances (subject to step-downs upon the Company achieving certain leverage ratios), certain asset dispositions (subject to certain reinvestment rights) and a percentage of excess cash flow (subject to step-downs upon the Company achieving certain leverage ratios). The borrowers are required to repay the outstanding principal under the Term Loan Agreement in quarterly installments of $712,500 from March 31, 2011 through December 31, 2016, with the remaining outstanding principal balance under the Term Loan Agreement due on the maturity date, February 18, 2017.

The Term Loan Agreement contains negative covenants that limit the ability of the Company and its subsidiaries to, among other things:

•	incur additional indebtedness or issue guarantees;
•	grant liens;
•
make fundamental changes in the business, corporate structure or capital structure of the Company and its subsidiaries, including, among other things, entering into mergers, acquisitions and other business combinations;

•	make loans and investments;
•	enter into sale and leaseback transactions;
•	enter into transactions with affiliates;
•	modify or waive certain material agreements in a manner that is adverse in any material respect to the lenders; and
•	prepay or repurchase indebtedness.

These covenants under the Term Loan Agreement are subject to certain qualifications and exceptions.

The Term Loan Agreement also includes financial covenants that require the Company to maintain quarterly (i) a maximum total leverage ratio ranging from 5.75 to 1.0 for the fiscal quarter ending June 30, 2011 to 3.00 to 1.0 for the fiscal quarter ending June 30, 2016 and thereafter and (ii) a minimum interest coverage ratio of 2.50 to 1.0 for the fiscal quarters ending June 30, September 30 and December 31, 2011 and 2.75 to 1.0 for the fiscal quarter ending March 31, 2012 and thereafter.

The Term Loan Agreement contains events of default that are customary for financings of this type, subject to certain exceptions, including those related to:

•	default in payment of principal and interest;
•	materially incorrect representations or warranties;
•	default in observance or performance of affirmative or negative covenants;
•	cross default in the payment of specified other indebtedness;
•	specified events of bankruptcy;
•	specified ERISA events;
•	specified judgments or decrees;
•	any assignment for the benefit of creditors or notice of a bulk transfer;
•	failure of the applicable financing documents or any material provisions hereof, the guarantees, security documents or any related documents to be enforceable and in full force and effect;
•	certain subordinated indebtedness failing to be validly subordinated; and
•	certain change of control events.

If an event of default under the Term Loan Agreement occurs, the administrative agent acting at the direction of required lenders may, among other things, declare the principal amount of all obligations under the Term Loan Agreement immediately due and payable (and all such obligations automatically become due and payable in the case of certain events of bankruptcy or insolvency) and take other actions permitted to be taken by a secured creditor.

Intercreditor Agreement

The priority of liens on the assets of the Company and its subsidiaries created pursuant to the Term Loan Agreement and the Revolving Credit Facility are governed by and subject to the Intercreditor Agreement. Pursuant to the Intercreditor Agreement, the liens securing the obligations under the Revolving Credit Facility are subordinate to the liens in that portion of the collateral that secures the obligations under the Term Loan Agreement on a first priority basis (the “Term Priority Collateral”) and the liens securing the obligations under the Term Loan Agreement are subordinate to the liens in that portion of the collateral that secures the obligations under the Revolving Credit Facility on a first priority basis (the “Revolving Priority Collateral”). The Revolving Priority Collateral generally consists of existing and after-acquired current assets, including all accounts receivable, inventory, cash, deposit and securities accounts and related intangibles of the respective borrowers and guarantors and all products and proceeds of the foregoing, and the Term Priority Collateral generally consists of substantially all other existing and after-acquired assets of the respective borrowers and guarantors included in the collateral, including plant, property and equipment and a pledge of the equity interests of each existing and subsequently acquired or organized direct or indirect domestic and first-tier foreign subsidiaries (65% in the case of a first-tier foreign subsidiary).

Supplemental Indenture

On February 18, 2011, the Company, CPG I, Scranton, AZEK, Procell, Santana, CPG Sub, Vycom, Sanatec and Wells Fargo Bank, N.A., as trustee, entered into a supplemental indenture (the “Supplemental Indenture”) to the indenture dated as of July 5, 2005 (as amended and supplemented, the “Indenture”). The Supplemental Indenture eliminates substantially all of the restrictive covenants and eliminates or modifies certain events of default and related provisions contained in the Indenture.

Item 1.02.  Termination of a Material Definitive Agreement.

On February 18, 2011, concurrently with entering into the Revolving Credit Facility and the Term Loan Agreement disclosed in Item 1.01 of this Current Report, the Company and its subsidiaries repaid and terminated the senior secured credit facilities pursuant to (i) the Loan and Security Agreement, dated as of February 13, 2008, by and among the Company, certain of its subsidiaries, the lenders party thereto and Wachovia Bank, National Association, as administrative agent, as amended and (ii) the Term Loan and Security Agreement, dated as of February 29, 2008, by and among the Company, certain of its subsidiaries, the lenders party thereto and Wachovia Bank, National Association, as administrative agent, as amended. In aggregate, the Company repaid approximately $24.5 million under these agreements.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As disclosed in Item 1.01 of this Current Report, the Company and its subsidiaries entered into the Revolving Credit Facility and the Term Loan Agreement on February 18, 2011. The information set forth in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 8.01.  Other Events.

On February 18, 2011, CPG I, the issuer of Senior Floating Rate Notes due 2012 (the “2012 Notes”) and 10½% Senior Notes due 2013 (the “2013 Notes” and, together with the 2012 Notes, the “Notes”) under the Indenture, repurchased $245,472,000 in aggregate principal amount (representing approximately 88.3%) of the outstanding Notes pursuant to a tender offer. After such repurchase, $4,620,000 and $27,908,000 in aggregate principal amount of 2012 Notes and 2013 Notes, respectively, remain outstanding.

Also on February 18, 2011, CPG I provided notice pursuant to the Indenture that it will redeem for cash all Notes that remain outstanding on March 21, 2011 (the “Redemption Date”), at a redemption price of $1,000 per $1,000 principal amount of the 2012 Notes and $1,026.25 per $1,000 principal amount of the 2013 Notes, in each case, plus accrued and unpaid interest to, but not including, the Redemption Date. As a result of such redemption notice, the Notes then outstanding will become irrevocably due and payable on the Redemption Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPG INTERNATIONAL INC.

/s/ Scott Harrison
Name: Scott Harrison
Title:Executive Vice President and Chief Financial Officer

Date: February 25, 2011